September 1, 1999

Board of Directors
Valley Forge Life Insurance Company
CNA Plaza - 43 South
Chicago, Illinois 60685

Gentlemen and Lady:

I hereby consent to the reference to my name under caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 5 to the Registration Statement on Form N-4 filed by Valley Forge Life Insurance Company and Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-1087) with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,


/s/TIMOTHY SCOTT